UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 26, 2016
COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (336) 626-8300
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on October 26, 2016 of the transactions contemplated by the Agreement and Plan of Merger by and between Capital Bank Financial Corp. ("Capital Bank Financial") and CommunityOne Bancorp ("CommunityOne"), dated November 22, 2015 (the "Merger Agreement").

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of October 26, 2016, pursuant to the Merger Agreement, CommunityOne merged with and into Capital Bank (the "Merger"), with Capital Bank as the surviving corporation in the Merger. Immediately following the Merger, CommunityOne's wholly owned subsidiary, CommunityOne Bank, N.A., merged with and into Capital Bank's wholly owned bank subsidiary (the "Bank Merger") with Capital Bank Financial's bank subsidiary surviving the Bank Merger.

At the effective time of the Merger each share of CommunityOne common stock was converted into the right to receive either $14.25 in cash (the "Cash Consideration") or 0.430 of a share of Capital Bank Financial Class A common stock (the "Share Consideration" and, together with the Cash Consideration, the "Merger Consideration"), depending on the election of the holder of such share and subject to the proration procedures set forth in the Merger Agreement.

At the effective time of the Merger, each employee stock option granted by CommunityOne to purchase shares of CommunityOne common stock became fully vested and converted into an option to purchase Capital Bank Financial Class A common stock on the same terms and conditions as were applicable prior to the Merger, except that the exercise price and the number of shares of Capital Bank Financial Class A common stock issuable upon exercise of such option were adjusted pursuant to the Merger Agreement based on the exchange ratio used for the Share Consideration. In addition, each CommunityOne restricted stock award became fully vested and was converted into the right to receive the Share Consideration in respect of each share of CommunityOne Common Stock underlying such restricted stock award.

 The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, CommunityOne no longer fulfills the listing requirements of the NASDAQ Stock Market (the "NASDAQ"). On October 25, 2016, CommunityOne notified the NASDAQ that the transactions contemplated by the Merger Agreement had closed and that the Merger would become effective on October 26, 2016 and requested that the NASDAQ file with the Securities and Exchange Commission (the "SEC") a notification of delisting of CommunityOne common stock under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result, CommunityOne common stock will no longer be listed on the NASDAQ.

CommunityOne intends to file a certification with the SEC on Form 15 under the Exchange Act for the purpose of terminating the registration of CommunityOne's common stock under Section 12(g) of the Exchange Act and the suspension of CommunityOne's reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to the Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the effective time of the Merger, each outstanding share of CommunityOne common stock (as set forth in the Merger Agreement) was converted into the right to receive the Merger Consideration, and each CommunityOne stock option or restricted stock award was converted into the right to receive the consideration set forth under Item 2.01 above.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

On October 26, 2016, CommunityOne was merged with and into Capital Bank Financial pursuant to the Merger Agreement, with Capital Bank surviving the Merger.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, CommunityOne's directors and executive officers ceased serving as directors and executive officers of CommunityOne.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of CommunityOne ceased to be in effect by operation of law and the organizational documents of Capital Bank Financial (as successor to CommunityOne by operation of law) remained the Certificate of Incorporation and Bylaws of surviving corporation without change.

The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016

By: CAPITAL BANK FINANCIAL CORP., as successor to CommunityOne Bancorp
/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between Capital Bank Financial Corp. and CommunityOne Bancorp, dated as of November 22, 2015  (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by CommunityOne Bancorp on November 24, 2015).